Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 6, 2011

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY REPORTS FIRST-QUARTER 2011 RESULTS

2011 Earnings News Release and Conference Call Schedule Set

DALLAS, May 6, 2011 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation), today reported earnings for the first-quarter 2011.

First-Quarter 2011 — Crosstex Energy, L.P. Financial Results

The Partnership realized adjusted EBITDA of $53.6 million and distributable cash flow of $30.9 million for the first quarter of 2011, compared with adjusted EBITDA of $43.8 million and distributable cash flow of $17.7 million for the first quarter of 2010. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of these non-GAAP measures to net income (loss) in the tables at the end of this news release.

The Partnership reported net income of $0.1 million for the first quarter of 2011 versus a net loss of $17.3 million for the first quarter of 2010. The first-quarter 2010 net loss included a $14.7 million loss on the extinguishment of debt and a $14.3 million gain on sale of property.

“We are pleased with our solid first-quarter results, which enabled us to significantly increase our distribution and dividend payments to investors while maintaining strong coverage,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “We believe our strategically located assets, financial strength and exceptional organizational capabilities position us to take advantage of the abundant business opportunities in today’s robust energy industry environment.”

The Partnership’s first-quarter 2011 gross operating margin of $89.8 million rose $8.6 million versus the first quarter of 2010. The increase was due to higher margins on the Partnership’s gathering and transmission throughput volumes, as well as a favorable natural gas liquids (NGL) market during the quarter. Gross operating margin is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to operating income in the tables at the end of this news release.

-more-

The Partnership reports results by operating segment principally based on regions served. Reportable segments consist of the natural gas gathering, processing and transmission operations in north Texas (NTX); the pipelines and processing plants in Louisiana (LIG); and the south Louisiana processing and NGL assets, including gas and NGL marketing activities (PNGL). Each business segment’s contribution to the first-quarter 2011 gross operating margin change versus the first-quarter 2010, and the factors affecting those contributions, are described below:

•                  The LIG segment’s gross operating margin increased $3.9 million, primarily the result of improved pricing and higher volumes on the northern part of the system and a more favorable processing environment.

•                  The PNGL segment’s gross operating margin rose $2.9 million primarily due to greater NGL fractionation and marketing activity and increased inlet volumes and run time at the Blue Water plant.

•                  The NTX segment’s gross operating margin increased $1.8 million. Higher gross operating margins from the gathering and transmission assets were partially offset by increased losses on a certain delivery contract for the first quarter of 2011 versus the first-quarter 2010.

The Partnership’s first-quarter 2011 operating expenses of $25.0 million declined $1.4 million, or five percent, from the first quarter of 2010.  The decrease primarily resulted from normal repair and maintenance cost fluctuations. General and administrative expenses declined $0.9 million, or seven percent, versus the first quarter of 2010 largely due to lower professional fees and services costs. Depreciation and amortization expense for the first quarter of 2011 rose $2.6 million, or 10 percent, compared with the first quarter of 2010 primarily due to increased amortization of intangibles. Interest expense declined to $19.8 million for the first quarter of 2011 from $26.9 million for the first quarter of 2010 primarily due to non-recurring expenses associated with interest rate swaps included in the first quarter of 2010 and reductions in debt outstanding.

The net loss per limited partner common unit for the first quarter of 2011 was $0.07 compared with a net loss of $0.81 per common unit for the first quarter of 2010.

First-Quarter 2011 — Crosstex Energy, Inc. Financial Results

The Corporation reported a net loss of $1.5 million for the first quarter of 2011 compared with a net loss of $5.4 million for the first-quarter 2010.

On a stand-alone basis, the Corporation had cash on hand of approximately $5.0 million and no debt as of the end of the first quarter of 2011.

Crosstex to Hold Earnings Conference Call Today

The Partnership and the Corporation will hold their quarterly conference call to discuss first-quarter 2011 results today, May 6, at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-888-679-8038.  Callers outside the United States should dial 1-617-213-4850. The passcode for all callers is 68581827.  Investors are advised to dial in to the call at least 10 minutes prior to the call time to register.  Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PCNLKXWHV.  Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  Interested parties also can access the live webcast of the call on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference call, a replay can be accessed until August 5, 2011, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay.  The passcode for all callers listening to the replay is 91147849.  Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the call.

Crosstex Sets 2011 Earnings News Release and Conference Call Schedule

The schedule for the remaining 2011 quarterly earnings news releases and conference calls for the Partnership and the Corporation is as follows:

•                  Friday, August 5, 2011 — 2011 Second-Quarter Results

•                  Friday, November 4, 2011 — 2011 Third-Quarter Results

•                  Tuesday, February 28, 2012 — 2011 Fourth-Quarter and Year-End Results

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as gross operating margin, adjusted EBITDA and distributable cash flow. Gross operating margin is defined as revenue minus purchased gas and NGLs. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairments, loss on extinguishment of debt, stock-based compensation, noncash derivative items, gain on the sale of assets and other miscellaneous noncash items. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to net income (loss) is included among the following tables.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, distribution and dividend guidelines and future estimates and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership’s profitability is dependent upon prices and market demand for natural gas and NGLs; (2) the Partnership’s substantial indebtedness could limit its flexibility and adversely affect its financial health; (3) the Partnership may not be able to obtain funding which would impair its ability to grow; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) the Partnership’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates; (8) the Partnership may not be successful in balancing its purchases and sales; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

(Tables follow)

CROSSTEX ENERGY, L.P.

Selected Financial Data

(All amounts in thousands except per unit amounts)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)

Midstream revenues	$450,315	$468,658
Purchased gas and NGLs	360,478	387,463

Gross operating margin	89,837	81,195

Operating costs and expenses:
Operating expenses	25,044	26,465
General and administrative	11,755	12,689
Gain on sale of property	(19)	(14,343)
Loss on derivatives	3,421	3,696
Impairments	—	998
Depreciation and amortization	29,653	27,092
Total operating costs and expenses	69,854	56,597

Operating income	19,983	24,598

Interest expense, net of interest income	(19,769)	(26,855)
Loss on extinguishment of debt	—	(14,713)
Other income	113	182
Total other income (expense)	(19,656)	(41,386)

Income (loss) before non-controlling interest and income taxes	327	(16,788)
Income tax provision	(253)	(575)
Net income (loss)	74	(17,363)
Less: Net loss attributable to the non-controlling interest	(54)	(35)
Net income (loss) attributable to Crosstex Energy, L.P.	$128	$(17,328)
Preferred interest in net income (loss) attributable to Crosstex Energy, L.P.	$4,265	$3,125
Beneficial conversion feature attributable to preferred units	$—	$22,279
General partner interest in net income (loss)	$(522)	$(1,496)
Limited partners’ interest in net income (loss) attributable to Crosstex Energy, L.P.	$(3,615)	$(41,236)
Net loss attributable to Crosstex Energy, L.P. per limited partners’ unit:
Basic and diluted common unit	$(0.07)	$(0.81)
Weighted average limited partners’ units outstanding:
Basic and diluted common units	50,472	49,739
Series A convertible preferred units outstanding	14,706	14,706

CROSSTEX ENERGY, L.P.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Distributable Cash Flow

(All amounts in thousands except ratios and per unit amounts)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Net income (loss) attributable to Crosstex Energy, L.P.	$128	$(17,328)
Depreciation, amortization and impairments	29,653	28,090
Stock-based compensation	2,190	2,532
Interest expense, net	19,769	26,855
Loss on extinguishment of debt	—	14,713
Gain on sale of property	(19)	(14,343)
Noncash derivatives, taxes and other	1,859	3,264
Adjusted EBITDA	53,580	43,783

Interest expense (1)	(19,769)	(23,205)
Cash taxes and other cash expenses	(465)	(699)
Maintenance capital expenditures	(2,426)	(2,172)
Distributable cash flow	$30,920	$17,707
Actual distribution (common and preferred)	$19,703	$—
Distribution coverage	1.57	n/a

Distributions declared per limited partner unit	$0.29	$—
Distributions declared per preferred unit	$0.29	$—

(1)

Excludes $678 thousand of debt issuance cost amortization and $894 thousand of senior secured note make-whole and call premium paid-in-kind interest resulting from repayment of such notes from the proceeds of the preferred unit sale and an asset sale for the three months ended March 31, 2010.

CROSSTEX ENERGY, L.P.

Operating Data

	Three Months Ended
	March 31,
	2011	2010

Pipeline Throughput (MMBtu/d)
LIG	938,000	916,000
NTX - Gathering	702,000	744,000
NTX - Transmission	352,000	337,000

Total Gathering and Transmission Volume	1,992,000	1,997,000

Natural Gas Processed (MMBtu/d)
PNGL	921,000	928,000
LIG	258,000	284,000
NTX	214,000	200,000

Total Gas Volumes Processed	1,393,000	1,412,000

Commercial Services Volume (MMBtu/d)	220,000	52,000

NGLs Fractionated (Gal/d)	1,132,000	937,000

Realized weighted average Natural Gas Liquids price ($/gallon)	1.19	1.08
Actual weighted average Natural Gas Liquids-to-Gas price ratio	340%	236%

North Texas Gathering (1)
Wells connected	29	37

(1)

North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where the Partnership connects multiple wells at a single meter station.

CROSSTEX ENERGY, INC.

Selected Financial Data

(All amounts in thousands except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)

Midstream revenues	$450,315	$468,658
Purchased gas and NGLs	360,478	387,463

Gross operating margin	89,837	81,195

Operating costs and expenses:
Operating expenses	25,044	26,465
General and administrative	12,481	13,481
Gain on sale of property	(19)	(14,343)
Loss on derivatives	3,421	3,696
Impairments	—	998
Depreciation and amortization	29,672	27,110
Total operating costs and expenses	70,599	57,407

Operating income	19,238	23,788

Interest expense, net of interest income	(19,767)	(26,855)
Loss on extinguishment of debt	—	(14,713)
Other income	113	182
Total other income (expense)	(19,654)	(41,386)
Loss before non-controlling interest and income taxes	(416)	(17,598)
Income tax benefit	650	2,585
Net income (loss)	234	(15,013)
Less: Net income (loss) attributable to the non-controlling Interest	1,770	(9,611)
Net loss attributable to Crosstex Energy, Inc.	$(1,536)	$(5,402)
Net loss per common share:
Basic and diluted	$(0.03)	$(0.11)
Weighted average shares outstanding:
Basic and diluted	47,075	46,575
Dividends declared per common share	$0.09	—